Investor Contact:

Media Contact:

Emma Jo Kauffman

Tawn Earnest

(615) 855-5525

(615) 855-5209

DOLLAR GENERAL CORPORATION

 TO ANNOUNCE FOURTH QUARTER AND FISCAL YEAR 2008

FINANCIAL RESULTS ON MARCH 24

GOODLETTSVILLE, TENN.  – March 20, 2009 – Dollar General Corporation plans to report its financial results for the fourth quarter and fiscal year ended January 30, 2009, on Tuesday, March 24, 2009.

In connection with the announcement, Rick Dreiling, Chief Executive Officer, and David Tehle, Chief Financial Officer, will host a conference call on Tuesday, March 24, 2009, at 9:00 a.m. CDT/10:00 a.m. EDT to discuss the results of the quarter.

If you wish to participate, please call (866) 710-0179 at least 10 minutes before the conference call is scheduled to begin. The pass code for the conference call is "Dollar General." The call will also be broadcast live online at www.dollargeneral.com under “Investor Information, Conference Calls and Investor Events.” A replay of the conference call will be available through Tuesday, April 7, 2009, and will be accessible online or by calling (334) 323-7226. The pass code for the replay is 36208215.

About Dollar General Corporation

Dollar General is the largest discount retailer in the United States by number of stores with more than 8,400 neighborhood stores located in 35 states. Dollar General helps shoppers Save Time. Save Money. Every Day.® by offering quality private label and national branded items that are frequently used and replenished such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, house wares and seasonal items at everyday low prices in convenient neighborhood stores. Dollar General is among the largest retailers of top-quality products made by America’s most trusted manufacturers such as Procter & Gamble, Kimberly Clark, Unilever, Kellogg’s, General Mills, Nabisco, and Fruit of the Loom. The Company store support center is located in Goodlettsville, Tennessee.  Dollar General’s Web site can be reached at www.dollargeneral.com.

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